UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 14, 2021

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 100, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On and effective January 14, 2021, the Board of Directors of Alico, Inc. (the “Company”) approved and adopted (i) amendments to Article V of the Company’s Bylaws, as amended to provide for majority voting in non-contested elections of our directors, with plurality voting to continue to apply in contested elections, and (ii) approved and adopted amended and restated Bylaws to reflect such amendments to Article V (the “Revised Bylaws”). The amendments will be effective and first apply with respect to the Company’s 2021 Annual Meeting of Shareholders. The Company’s Bylaws, as in effect prior to these amendments, mandated a plurality voting standard for the election of its directors.

The foregoing description of the Revised Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Revised Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3.6	Amended and Restated Bylaws of Alico, Inc. dated January 14, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: January 15, 2021	By:	/s/ Richard Rallo

Richard Rallo
Senior Vice President and Chief Financial Officer